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EXHIBIT 1
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                                 TELKONET, INC.
                           PLACEMENT AGENCY AGREEMENT


February 16, 2004

CDC Securities
590 Madison Avenue, 25th Floor
New York, New York 10022

Gentlemen:

This Placement Agency Agreement (this "Agreement") confirms the retention by Telkonet, Inc., a Utah corporation (the "Company"), of CDC Securities, a New York corporation ("CDC" or the "Placement Agent"), to act as the placement agent, on a reasonable efforts basis, in connection with a private placement for the Company (the "Offering"), on the terms set forth below.

1. APPOINTMENT OF PLACEMENT AGENT. CDC is hereby appointed Placement Agent of the Company (subject to the Placement Agent's right to appoint as its authorized subagents selected securities broker-dealers that are in good standing with the National Association of Securities Dealers ("NASD") to participate in the Offering) for the purposes of assisting the Company in finding qualified investors for the Offering. The Offering period (the "Offering Period") shall continue until the earlier to occur of: (i) the sale of up to $14,056,240 of the Company's securities (the "Securities"); or (ii) April 30, 2004. The day that the Offering Period terminates is hereinafter referred to as the "Termination Date." Subject to the performance by the Company of all of its obligations to be performed under this Agreement and to the completeness and accuracy of all representations and warranties of the Company contained in this Agreement, the Placement Agent hereby accepts such agency and agrees to use its reasonable efforts to assist the Company in finding qualified investors for the Offering. Except for the foregoing, it is understood that the Placement Agent has no commitment to sell the Securities. CDC's agency hereunder is not terminable by the Company prior to the Termination Date. Subscriptions for Securities shall be evidenced by the execution by investors of the Subscription Agreement. No Subscription Agreement shall be effective unless and until it is accepted by the Company. The Placement Agent shall not have any obligation to independently verify the accuracy or completeness of any information contained in any Subscription Agreement or the authenticity, sufficiency, or validity of any check delivered by any prospective investor in payment for Securities.

2. INVESTOR MATERIALS. In connection with the Offering of the Securities, the Offering will be made by means of certain documents and materials to be prepared and approved by the Company in consultation with CDC (collectively, "Investor Materials"). Such Investor Materials will be provided by the Company to CDC in advance, and no such documents or materials will be provided to investors introduced to the Company by CDC without CDC's prior approval; provided that the Company will be solely and ultimately responsible for the contents of the Investor Materials and all other information forwarded to prospective purchasers of the Securities by or on behalf of the Company. CDC will not provide


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         any additional documents or materials to prospective purchasers unless directed in writing by the Company on its behalf. The Investor Materials, as well as any registration statement covering the resale of the Securities, shall be the responsibility of the Company. The Investor Materials will include all information to be provided to investors under Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), and under antifraud laws and regulations contained in applicable federal and state securities laws, and any registration statement covering the resale of the Securities shall likewise comply with all applicable federal and state securities laws. The Company represents and warrants that neither the Investor Materials, the SEC Documents (as defined below), the Subscription Agreements (as defined below) nor any registration statement shall contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. CDC will keep strict control over the disposition of each copy of the Investor Materials.

3.       COMPENSATION AND EXPENSES.

(a) FEES. Simultaneously with payment for and delivery of the Securities at each closing of the Offering, the Company shall pay CDC a cash fee ("Placement Fee") of nine percent (9.0%) of the gross proceeds of such sales, subject to an aggregate minimum Placement Fee of $100,000 for the offering, provided that no Placement Fee shall be payable by the Company to CDC unless and until Securities having an aggregate value of $750,000 have been sold by CDC. Any and all Placement Fees payable hereunder shall be payable by wire transfer of immediately available funds at the closing to which such Placement Fee relates. Notwithstanding anything to the contrary contained herein, the Company shall have the right, in its sole and exclusive discretion, to reject any proposed investor in the Offering.

(b) EXPENSES. The Company will reimburse CDC for its reasonable out-of-pocket expenses (including the fees and expenses of legal counsel and travel expenses) incurred in connection with the Offering ("Placement Expenses"). CDC shall notify the Company immediately if such expenses will exceed $100,000. In the event that purchasers in the Offering elect to retain counsel, the Company shall pay the fees and expenses of not more than one such counsel for all purchasers in an amount to be agreed to by the Company and the purchasers of Securities and not to exceed an aggregate of $30,000. In the event there is a closing of the Offering, CDC's out-of-pocket expenses will be reimbursed at the first closing and thereafter at each subsequent closing. If there is no closing of the Offering within three months of the date hereof or if the Offering is otherwise terminated, CDC's out-of-pocket expenses will be reimbursed within ten (10) days after receipt by the Company of an invoice submitted by CDC for the payment of such expenses. If at the request or agreement of the Company, CDC performs other or additional services beyond those set forth in this Agreement, the Company and CDC will negotiate in good faith an appropriate level of additional compensation for such services. The Company and CDC will reach an agreement in such negotiations prior to CDC performing such other or additional services.

(c) INTEREST. In the event that for any reason the Company shall fail to pay to the Placement Agent all or any portion of the Placement Fees payable hereunder when due, interest shall accrue and be payable on the unpaid cash balance due hereunder from the date when first due through and including the date when actually collected by the Placement Agent, at a rate equal to four percentage points above the prime rate of Citibank, N.A., in New York, New York, computed on a daily basis and adjusted as announced from time to time.

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4.       COMPLIANCE WITH SECURITIES LAWS. Each of the Company and CDC agrees to conduct the Offering in a manner intended (a) to qualify as a private placement of the Securities in any jurisdiction in which the Securities are offered (including the U.S.), (b) if the Offering is made to non-U.S. investors outside the U.S., to comply with the requirements of Regulation S under the Securities Act, and (c) if the Offering is made in the U.S. or to U.S. investors, to comply with the requirements of
         Section 4(2) of the Securities Act and Regulation D thereunder. Assuming the accuracy of the representations and warranties given to the Company by each investor to the extent relevant for such determination, the Offering will be exempt from the registration requirements of the Securities Act. In connection with offers made pursuant to Regulation S, the Company agrees not to engage in any "directed selling efforts" (as that term is defined in Regulation S) with respect to the Securities and to comply with the offering restriction requirements of Regulation S. In connection with offers made in the U.S. pursuant to Regulation D, the Company agrees (i) to limit offers to sell, and solicitations of offers to buy, the Securities to persons reasonably believed by it to be "accredited investors" within the meaning of Rule 501(a) under the Securities Act, and (ii) not to engage in any form of general solicitation or general advertising in connection with the Offering within the meaning of Rule 502 under the Securities Act. If the Securities are offered in the U.S., the Company agrees to conduct the Offering in a manner intended to comply with the registration or qualification requirements, or available exemptions therefrom, under applicable state securities laws. The Company shall be responsible for compliance with the filing requirements of the securities laws of all applicable countries, states of the U.S., and other jurisdictions. CDC shall advise the Company of those states of the U.S. and other jurisdictions in which CDC intends to offer the Securities in order that the Company's counsel can ensure that the Offering has been qualified or exempted under the appropriate laws and regulations. CDC shall not engage in sales of the Securities in any state requiring pre-sale qualification until the Company has qualified to sell Securities in such state. The Company has not in the six months prior to the date of this Agreement and will not, for a period of six months following the final closing date of the Offering (the "Final Closing"), directly or indirectly, make any offers or sales of any security or solicit any offer to buy any security unless, in the opinion of the Company's legal counsel, concurred in by CDC's legal counsel, such offer or sale does not (y) jeopardize the availability of exemptions from the registration and qualification requirements under applicable U.S. federal securities laws, state securities laws, or the securities laws of any other jurisdiction with respect to the Offering and (z) cause the Offering to be integrated with such other offering for purpose of any stockholder approval provisions applicable to the Company or its securities.

5. DUE DILIGENCE AND COMPANY COOPERATION. The Company shall make members of management and other employees, advisors and agents available to CDC as CDC shall reasonably request for consummating the Offering, and shall commit such time and other resources as are necessary or appropriate to secure reasonable and timely success of the Offering. The Company shall cooperate with CDC in connection with, and shall make available to CDC, historic, current and prospective information concerning the business, assets, prospects, operations and financial condition of the Company and such documents and other information as CDC shall reasonably request in connection with the services to be performed by it under this Agreement. The Company shall inform CDC of any material events or developments reasonably expected to lead to material events that may come to the attention of the Company at any point during the Offering Period. The Company recognizes and confirms that CDC will use and rely, without investigation as to accuracy and completeness, on the documents and information (written and oral) provided by the Company and on information available from generally


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         recognized public sources in performing the services contemplated by this Agreement and that CDC does not assume nor have responsibility for the accuracy or completeness of such documents, information or the Investor Materials. Further, CDC does not assume any obligation to make any solvency determination or to conduct any appraisal of assets or liabilities of the Company.

6. REPRESENTATION AND WARRANTIES. Except as set forth under the corresponding section of the Disclosure Schedules attached hereto, for the two years preceding the date hereof, the Company (including any subsidiaries) hereby makes the following representations and warranties as of the date hereof:

(a) ORGANIZATION. The Company is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. The Company has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of its most recently completed fiscal year through the date hereof, including, without limitation, its most recent report on Form 10-KSB included in the SEC Documents as defined in Section 6(q) herein, and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the condition (financial or otherwise), earnings, business or business prospects, properties or operations of the Company, considered as one enterprise (a "Material Adverse Effect"), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

(b) DUE AUTHORIZATION AND VALID ISSUANCE. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Subscription Agreements between the Company and the investors (collectively, the "Subscription Agreements"), and the Subscription Agreements prior to such respective Closing (as defined therein) will be duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally, and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Securities will, upon issuance and payment therefor pursuant to the terms of the Subscription Agreements, be duly authorized, validly issued, fully-paid and nonassessable. The Company acknowledges that any Closing under the Subscription Agreement shall be conditioned upon the satisfaction of the closing conditions of the Placement Agreement set forth in Section 7(b) hereof.

(c) NONCONTRAVENTION. The execution and delivery of the Subscription Agreements, the issuance and sale of the Securities under the Subscription Agreements, the fulfillment of the terms of the Subscription Agreements, and the consummation of the transactions contemplated thereby will not (i) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under
         (1) any material bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any subsidiary is a party or by which it or any of its subsidiaries or their respective properties are bound, (2) the charter, bylaws or other organizational documents of the Company or any subsidiary, or (3) any law, administrative regulation, ordinance or


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         order of any court or governmental agency, arbitration panel or authority applicable to the Company or any subsidiary or their respective properties, except in the case of clauses (1) and (3) for any such conflicts, violations or defaults that are not reasonably likely to have a Material Adverse Effect, or (ii) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness, indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any subsidiary is a party or by which any of them is bound or to which any of the material property or assets of the Company or any subsidiary is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other person is required for the execution and delivery of the Subscription Agreements and the valid issuance and sale of the Securities to be sold pursuant to the Subscription Agreements, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

(d) NO VIOLATION. The Company is not in violation of its charter, bylaws or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or is in default (and there exists no condition that, with the passage of time or otherwise, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness, indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company are bound, that would be reasonably likely to have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted so long as the investors own any of the Securities, in violation of any law, ordinance, rule, regulation, order, judgment or decree of any governmental entity, court or arbitration tribunal, except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect.

(e) CAPITALIZATION. Except as set forth on SCHEDULE 6(e), the Company has not issued any capital stock since September 30, 2003, except for issuances of capital stock pursuant to the exercise of options or warrants. The Investor Materials contain a complete and accurate description of the authorized, issued and outstanding capital stock of the Company as of the date thereof (before giving effect to the transactions contemplated by this Agreement). The Securities to be sold pursuant to the Subscription Agreements have been duly authorized, and when issued and paid for in accordance with the terms of the Agreements will be duly and validly issued, fully paid and nonassessable. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as otherwise set forth on
         Schedule 6(e), there are no other outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the


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         Company has knowledge relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities, or any such rights, warrants or options. Without limiting the foregoing, except as set forth on SCHEDULE 6(e), no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Securities or the issuance and sale thereof. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. The Company owns the entire equity interest in each of its subsidiaries, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. There are no stockholders agreements, voting agreements or other similar agreements with respect to the common stock of the Company to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders. The Company does not have any so-called stockholder rights plan or "poison pill" and there are no "shark-repellant" charter or bylaw provisions or so-called "state antitakeover" statutes applicable, in any case, to all or any portion of the transactions contemplated by the Subscription Agreements, including, without limitation, issuance of the Securities.

(f) FORM S-3 ELIGIBILITY. The Company is currently eligible to register the resale of the Securities on a registration statement on Form S-3 under the Securities Act. There exist no facts or circumstances that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Securities within the time periods referred to in the Subscription Agreements.

(g) SOLVENCY. The Company (both before and after giving effect to the Offering) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company received a qualified opinion from its auditors with respect to its fiscal year ended December 31, 2002. The Company does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

(h) LEGAL PROCEEDINGS. Except as otherwise set forth on Schedule 6(h) hereto, there is no action, suit, proceeding, or to the knowledge of the Company or any of its subsidiaries, inquiry or investigation before or by any court, public board, governmental agency or authority, or self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or would adversely affect the Offering or that would adversely affect the validity or enforceability of, or the authority or ability of the Company to consummate the Offering. The Company and each of its subsidiaries are unaware of any facts that could give rise to a claim or proceeding that, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, could have a Material Adverse Effect.

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(i)      NO MANIPULATION OF STOCK. The Company has not taken and will not, in violation of applicable law, take any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Company's common stock to facilitate the sale or resale of the Securities.

(j) FOREIGN CORRUPT PRACTICES. Neither the Company nor any of its subsidiaries has, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has in the course of his actions for or on behalf of the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. Without limiting the generality of the foregoing, the Company and its subsidiaries have not directly or indirectly made or agreed to make (whether or not said payment is lawful) any payment to obtain, or with respect to, sales other than usual and regular compensation to its or their employees and sales representatives with respect to such sales.

(k) INTERNAL ACCOUNTING CONTROLS. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-KSB or 10-QSB, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the end of the period covered for such report. The Company presented in its most recently filed Form 10-KSB or Form 10-QSB, as the case may be, the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the end of the period covered by such report. Since the end of the period covered by such report, there have been no significant changes in the Company's internal controls (as such term is used in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

(l) GOVERNMENTAL PERMITS, ETC. With the exception of matters that are dealt with separately in Section 6(a), each of the Company and its subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company as currently conducted and as described in its most recent report on Form 10-KSB, except where the failure to currently possess could not reasonably be expected to have a Material Adverse Effect.

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(m)      INTELLECTUAL PROPERTY. (i) The Company owns or possesses sufficient rights to use all material patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, "Intellectual Property") described or referred to in the most recent report on Form 10-KSB included in the SEC Documents as owned or possessed by it, or that are necessary for the conduct of its business as now conducted or as proposed to be conducted as described in its most recent report on Form 10-KSB included in the SEC Documents, except where the failure to currently own or possess would not have a Material Adverse Effect, (ii) the Company is not infringing, or has not received any notice of, or has any knowledge of, any asserted infringement by the Company of, any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect, and (iii) the Company has not received any notice of, or has no knowledge of, infringement by a third party with respect to any Intellectual Property rights of the Company that, individually or in the aggregate, would have a Material Adverse Effect.

(n) FINANCIAL STATEMENTS. The financial statements of the Company included in the SEC Documents have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and the rules and regulations of the Securities and Exchange Commission ("SEC") during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto, or in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred subsequent to the date of such financial statements in the ordinary course of business consistent with past practice and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under U.S. generally accepted accounting principles to be reflected in such financial statements, in each case that, individually or in the aggregate, are not material to the financial condition, business, operations, properties, operating results or prospects of the Company and its subsidiaries taken on a whole.

(o) NO MATERIAL ADVERSE CHANGE. Since September 30, 2003, there has not been (i) any material adverse change in the financial condition or earnings of the Company and its subsidiaries considered as one enterprise, (ii) any material adverse event affecting the Company,
         (iii) any obligation, direct or contingent, that is material to the Company and its subsidiaries considered as one enterprise incurred by the Company, except obligations incurred in the ordinary course of business, (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (v) any loss or damage (whether or not insured) to the physical property of the Company that has been sustained that has a Material Adverse Effect.

(p)      AMEX COMPLIANCE. The Company's common stock is registered pursuant to
         Section 12(g) of the Exchange Act and is listed on The American Stock Exchange (the "AMEX"), and the Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the common stock under the Exchange Act or delisting the common stock from the AMEX, nor has the Company received any notification that the SEC or the AMEX is contemplating terminating such registration or listing. The Company is not aware of any facts or circumstances that might reasonably be expected to give rise to any of the foregoing.

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(q)      REPORTING STATUS. Since December 31, 2001, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed after December 31, 2001, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being referred to herein as the "SEC Documents")). The Company has made available to the Placement Agent true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the statements made in any such SEC
         Documents is currently required to be updated or amended under applicable law (except for such statements as have been amended or updated by subsequent SEC Documents prior to the date of this Agreement). The SEC Documents contain or incorporate by reference a complete and accurate list of all material undischarged written or oral contracts, agreements, leases or other instruments to which the Company or any subsidiary is a party, or by which the Company or any subsidiary is bound, or to which any of the properties or assets of the Company or any subsidiary is subject, and that are required by the rules and regulations promulgated under the Exchange Act to be included as exhibits to the SEC Documents (each a "Contract"). None of the Company, its subsidiaries or, to the best knowledge of the Company, any of the other parties thereto, is in breach or violation of any Contract, which breach or violation would have a Material Adverse Effect. No event, occurrence or condition exists that, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a breach or default by the Company or its subsidiaries under any Contract, which breach or default would have a Material Adverse Effect.

(r) COMPANY NOT AN INVESTMENT COMPANY. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and immediately after receipt of payment for the Securities will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(s) DISCLOSURE. Except for the execution and performance of the Subscription Agreements, no material fact (within the meaning of the federal securities laws of the United States) exists with respect to the Company or any of its subsidiaries that has not been Publicly Disclosed (as defined in Rule 101(e) of Regulation FD).

(t) NO GENERAL SOLICITATION. Neither the Company nor any person acting on behalf of the Company has conducted any "general solicitation," as described in Rule 502(c) under Regulation D, with respect to any of the Securities being offered pursuant to the Offering.

(u) NO INTEGRATED OFFERING. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any Security or solicited any offers to buy any Security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the Securities Act pursuant to the provisions of Regulation D or cause the Offering of Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the representations and warranties contained in the Subscription Agreements to the extent relevant for such determination.

(v) KEY EMPLOYEES; COMPANY'S KNOWLEDGE. Each Key Employee (as defined below) is currently serving the Company in the capacity disclosed in its most recent report on Form 10-KSB and reports filed thereafter and included in the SEC Documents. No Key Employee, to the best of the knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, noncompetition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. No Key Employee has, to the best of the knowledge of the Company and its subsidiaries, any intention to terminate or limit his employment with, or services to, the Company or any of its subsidiaries, nor is any such Key Employee subject to any constraints (E.G., litigation) that would cause such employee to be unable to devote his full time and attention to such employment or services. "Key Employee" means each of Warren Musser, Stephen Sadle, Ronald W. Pickett, E. Barry Smith, James Landry and Robert P. Crabb. For purposes hereof, the term "knowledge of the Company" shall mean the knowledge of each of the Key Employees.

(w) NO DISAGREEMENTS WITH ACCOUNTANTS AND LAWYERS. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise that has had or could reasonably be expected to result in a Material Adverse Effect, between the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.

(x) BROKERS. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or similar fee or commission as a result of any of the transactions contemplated by this Agreement.

(y) COMPLIANCE WITH PATRIOT ACT. Neither the Company nor any of it Subsidiaries (i) is or will become a Person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (ii) knowingly engages or will knowingly engage in any dealings or transactions, or be otherwise knowingly associated, with any such person. Neither the Company nor any of its Subsidiaries is or will be in violation of the Uniting and Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001).

(z) FCC COMPLIANCE. The Company's PlugPlusInternet Gateways comply in all material respects with the technical requirements for Class A and Class B digital devices promulgated by the Federal Communications Commission. No further testing of these devices is required and the devices may be manufactured and marketed for commercial and residential use.

7.       CLOSING; PLACEMENT AND FEES.

(a) CLOSING OF THE OFFERING. Provided a closing of Securities shall have been subscribed for and funds representing the sale thereof shall have cleared, a closing (the "Initial Closing") shall take place at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166 thereafter (but in no event later than five days following the

         Termination Date), which closing date may be accelerated or adjourned by agreement between the Company and the Placement Agent. At the Initial Closing, payment for the Securities issued and sold by the Company shall be made against delivery of the Securities. In addition, subsequent closings of the Offering (if applicable) may be scheduled at the discretion of the Company and Placement Agent, each of which shall be deemed a "Closing" hereunder.

(b) CONDITIONS TO PLACEMENT AGENT'S OBLIGATIONS. The obligations of the Placement Agent to consummate the Offering is subject to the accuracy of the representations and warranties of the Company herein contained as of the date hereof and as of each closing date of the Offering, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

         (i) DUE QUALIFICATION OR EXEMPTION. (1) The Offering will become qualified or be exempt from qualification under the securities laws of the several states pursuant to Section 8(d) below not later than the Initial Closing Date, and (2) at the Initial Closing Date, no stop order suspending the sale of the Securities shall have been issued, and no proceedings by a governmental authority or any securities exchange for that purpose shall have been initiated or threatened.

         (ii) NO MATERIAL MISSTATEMENTS. Neither the state securities qualification materials nor the Investor Materials, nor any supplement thereto, will contain any untrue statement of a material fact, or omit to state a material fact that is required to be stated therein, or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (iii) COMPLIANCE WITH AGREEMENTS. The Company will have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Initial Closing.

         (iv) CORPORATE ACTION. The Company will have taken all necessary corporate action, including, without limitation, obtaining any required approval of its stockholders and the Board of Directors, for the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder, and the Offering contemplated hereby.

         (v) OPINION OF COMPANY COUNSEL. The Placement Agent shall receive the opinion of Baker & Hostetler, LLP, counsel to the Company, dated as of each Closing, addressed to the Placement Agent and the investors, with such knowledge qualifiers as are customary and reasonable and which opinion may rely upon a certificate of an officer or officers of the Company, substantially to the effect, unless otherwise noted in the opinion, that:

                  (1) The Company and each subsidiary (the "subsidiaries") is validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite power and authority necessary to own or hold its respective properties and conduct its business, and is duly qualified or licensed to do business as a foreign corporation in each other jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify or be licensed would not have a Material Adverse Effect.

                  (2) Each of this Agreement, the Subscription Agreement, and the Securities has been duly and validly authorized, executed and delivered by the Company, and is the valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles.

                  (3) The authorized, issued and outstanding capital stock of the Company as of the date hereof (before giving effect to the transactions contemplated by this Agreement) is as set forth in Schedule 6(e) hereto. There are no outstanding warrants, options, agreements, convertible securities, preemptive rights or other commitments pursuant to which the Company is, or may become, obligated to issue any shares of its capital stock or other securities of the Company other than as set forth in Schedule 6(e). All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, and to such counsel's knowledge, have not been issued in violation of the preemptive rights of any securityholder of the Company. The offers and sales of such securities were either registered under the Securities Act and applicable state securities laws or exempt from such registration requirements.

                  (4) All of the outstanding shares of capital stock of the subsidiaries are owned of record and, to such counsel's knowledge, beneficially by the Company, free and clear of all adverse claims, limitations on voting rights, options and other encumbrances, and are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive rights arising under law or pursuant to any subsidiary's organizational document.

                  (5) There are no outstanding contractual obligations of the Company or any subsidiary to repurchase, redeem or otherwise acquire for value any outstanding shares of capital stock or other ownership interests of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution, or otherwise) in any subsidiary or any other entity.

                  (6) Assuming the accuracy of the information provided by the investors in the Subscription Agreements and that the Placement Agent has complied with the requirements of Section 4(2) of the Securities Act (and the provisions of Regulation D promulgated thereunder), the issuance and sale of the Securities is exempt from the registration requirements set forth in Section 5 of the Securities Act.

                  (7) Neither the execution and delivery of this Agreement or the Subscription Agreements, nor compliance with the terms hereof or thereof, nor the consummation of the transactions herein or therein contemplated, nor the issuance of the Securities has or will conflict with, result in a breach of, or constitute a default under the articles of incorporation or bylaws of the Company, any material contract, instrument or document known to such counsel and identified to such counsel by the Company as material to which the

                           Company is a party or by which it or any of its properties is bound, or violate any applicable law, rule, regulation, judgment, order or decree known to such counsel of any governmental agency or court having jurisdiction over the Company or any of its properties or business.

                  (8) There are no claims, actions, suits, investigations or proceedings before or by any arbitrator, court, governmental authority or instrumentality pending or, to such counsel's knowledge, threatened against or affecting the Company or involving the properties of the Company that might materially and adversely affect the business, properties or financial condition of the Company or that might materially adversely affect the transactions or other acts contemplated by the Offering or the validity or enforceability of any documents relating to the Offering.

         (vi) OFFICERS' CERTIFICATE. The Placement Agent shall receive a certificate of the Company, signed by the Chief Executive Officer and Chief Financial Officer thereof, that the representations and warranties contained in Section 6 hereof are true and accurate in all material respects at such Closing with the same effect as though expressly made at such Closing.

         (vii) DUE DILIGENCE. The Placement Agent shall have completed and been satisfied with the results of its due diligence investigation of the Company, including, without limitation, the Company's financial statements, projections, expense budgets, business prospects, capital structure, background searches and contractual arrangements.

         (viii) FUND ESCROW AGREEMENT. If requested by the Placement Agent, the Placement Agent shall receive a copy of a duly executed escrow agreement in the form mutually agreeable to the Company and the Placement Agent regarding the deposit of funds pending the closing(s) of the Offering with a bank or trust company acceptable to the Placement Agent.

         (ix) LOCK-UP AGREEMENTS. The Placement Agent shall receive agreements from each of Ronald W. Pickett and Warren V. Musser to the effect that such individual shall not sell, assign or transfer any of their securities of the Company for a period of 90 days from the date hereof (the "Restricted Period"); PROVIDED, HOWEVER, nothing herein shall prohibit Ronald W. Pickett from transferring during the Restricted Period certain shares of common stock held by him without consideration for the benefit of the persons listed on Schedule 7(b) hereto.

         (x) PAYMENT TO PLACEMENT AGENT. The Placement Agent shall have received the Placement Fee and the Placement Expenses as determined in accordance with Section 3 herein.

         (xi) NO ADVERSE CHANGES. There shall not have occurred, at any time prior to the applicable Closing, (1) any domestic or international event, act or occurrence that has materially disrupted, or in the Placement Agent's opinion will in the immediate future materially disrupt, the securities markets;
                  (2) a general suspension of, or a general limitation on prices for, trading in securities on the AMEX or any other securities market on which the Securities are traded; (3) any outbreak of major hostilities or other national or international calamity;

                  (4) any banking moratorium declared by a state or federal authority; (5) any moratorium declared in foreign exchange trading by major international banks or other persons; (6) any material interruption in the mail service or other means of communication within the United States; (7) any material adverse change in the business, properties, assets, results of operations, or financial condition of the Company; or (8) any change in the market for securities in general or in political, financial, or economic conditions that, in the Placement Agent's reasonable judgment, makes it inadvisable to proceed with the applicable Offering.

8.       COVENANTS OF THE COMPANY.

(a) USE OF PROCEEDS. The net proceeds of the Offering will be used by the Company substantially as set forth on Schedule 8(a). Without limiting the generality of the foregoing, the Company shall not use such proceeds to make a loan to any employee, officer, director or stockholder of the Company, to repay any loan or other obligation of the Company to any such person, or to repurchase or pay a dividend on shares of common stock or other securities of the Company, other than any such payment explicitly required or permitted by the terms of the Subscription Agreements (and related Terms and Conditions) included in the Investor Materials.

(b) NOTIFICATION. The Company shall notify the Placement Agent immediately, and in writing, (i) when any event shall have occurred during the period commencing on the date hereof and ending on the later of the Final Closing or the Termination Date as a result of which the Investor Materials would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Securities, or of any exemption from such registration or qualification, in any jurisdiction. The Company will use its best efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued and the Placement Agent so requests, to obtain the lifting thereof as promptly as possible.

(c) BLUE SKY. The Company (or at the Company's request, counsel to the Placement Agent) will prepare and file the necessary documents so that offers and sales of the securities to be offered in the Offering may be made in certain jurisdictions in the United States. It is understood that such filings may be based on or rely upon: (i) the representations of each investor set forth in the Subscription Agreement delivered by such investor; (ii) the representations, warranties and agreements of the Company set forth in Section 6 of this Agreement; and (iii) the representations of the Company set forth in the certificate to be delivered at the closing(s) pursuant to paragraph (vi) of Section 7(b).

(d) FORM D FILING. The Company shall file five copies of a Notice of Sales of Securities on Form D with the SEC no later than 15 days after the commencement of the sale of the Securities. The Company shall file promptly such amendments to such Notices on Form D as shall become necessary and shall also comply with any filing requirement imposed by the laws of any state or jurisdiction in which offers and sales are made. The Company shall furnish the Placement Agent with copies of all such filings.

(e) PRESS RELEASES, ETC. The Company shall not, during the period commencing on the date hereof and ending on the Termination Date, issue any press release or other communication, or hold any press conference with respect to the Company, its financial condition, results of operations, business, properties, assets or liabilities, or the Offering, without the prior consent of the Placement Agent, which consent shall not be unreasonably withheld, conditioned or delayed. The Company shall not include information with respect to the Offering or use the Placement Agent's name in any press release, advertisement or on any website maintained by the Company without the prior written consent of the Placement Agent. Notwithstanding, the Company hereby covenants to file a Current Report on Form 8K with the SEC within 24 hours of each closing setting forth the terms of such closing.

(f) RESTRICTIONS ON ISSUANCES OF SECURITIES. During the period commencing on the date hereof and ending on the later of the Final Closing or the Termination Date, the Company will not, without the prior written consent of the Placement Agent, issue additional shares of common stock, other than pursuant to the exercise of options or warrants outstanding on the date hereof, or grant any warrants, options or other securities of the Company except for options under one or more of the Company's stock option plans.

(g) RULE 144 OPINIONS. The Company shall cause its legal counsel to issue appropriate Rule 144 opinions by facsimile to the Company's transfer agent (with a copy to the person requesting such opinion) within one business day after counsel's receipt of the following completed documentation: (i) seller's representation letter, (ii) broker's representation letter, and (iii) copy of the Form 144, unless counsel determines that such documentation is insufficient or has other reasonable grounds for delaying or refusing the issuance of the requested opinion.

(h) CERTIFICATES FOR SECURITIES. The Company shall maintain at the offices of its transfer agent a sufficient number of common stock certificates to enable the issuance of certificates in connection with the Securities sold in the Offering.

(i) COMMITTEES. The Company will not create any committees of the Board that are not composed of a majority of the independent members of the Board unless it has received the approval of a majority of the independent members of the Board to do so.

(j) TRANSMITTAL LETTERS. Within five days after each closing of the Offering, the Placement Agent shall receive copies of all letters from the Company to the investors transmitting the Securities sold in such Offering and shall receive a letter from the Company confirming transmittal of the Securities to the investors.

(k) LISTING. The Company shall comply with all requirements of AMEX with respect to the issuance of the Securities and the listing thereof on the AMEX. The Company shall provide timely updates to CDC and its counsel with respect to the foregoing. Notwithstanding, the Company shall not take any action that may be reasonably deemed to have a material negative effect on CDC or this Offering, without the prior consent of CDC. For a period of three years from the date hereof, the Company shall continue the listing and trading of its common stock on the AMEX, and comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such exchange. Notwithstanding the foregoing, in lieu of listing the common stock on the AMEX, the Company may list its common stock on The New York Stock Exchange or The Nasdaq National Market.

(l) INTENTIONAL ACTS OR OMISSIONS. The Company shall not intentionally perform any act that if performed, or intentionally omit to perform any act that if omitted to be performed, would prevent or excuse the performance of this Agreement or any of the transactions contemplated hereby or the benefits intended to be secured hereby by CDC.

(m) TRANSACTIONS WITH AFFILIATES. The Company and each of its subsidiaries will not enter into any agreement or arrangement, written or oral, directly or indirectly, with an affiliate, or provide services or sell goods to, or for the benefit of, or pay or otherwise distribute monies, goods or other valuable consideration to, an affiliate, except upon fair and reasonable terms under the circumstances as determined by the Company in good faith, taking into account all of the facts and circumstances of such agreement or arrangement, and except for existing intercompany debt or transactions with or between the Company and any of its wholly-owned subsidiaries and payments and benefits to officers and directors in their capacities as such in the ordinary course of business, consistent with past practices.

9.       MISCELLANEOUS.

(a) NOTICES. All notices or communications hereunder will be in writing and will be mailed or delivered as follows: If to the Company, at 902-A Commerce Road, Annapolis, Maryland 21401-2948, Attention: Ronald W. Pickett, facsimile number (910) 509-1702, with a copy to Baker & Hostetler, LLP, Attention: William Conti, Esq., facsimile number (202) 861-1783; and if to CDC, at 590 Madison Avenue, 25th Floor, New York, NY 10022, Attention: Richard Brand, facsimile number (212) 891-6123, and 9 W 57th Street, 35th Floor, New York, NY 10019, Attention: Albert Zakes, Esq., facsimile number (212) 891-1922, with a copy to Michael L. Pflaum, Esq. at Greenberg Traurig, LLP, 200 Park Avenue, 15th Floor, New York, NY 10166, facsimile number (212) 801-6400.

(b) CONFIDENTIALITY OF COMPANY MATERIAL. CDC will keep confidential and not disclose to any third party any confidential information of the Company made available to CDC pursuant to Section 3(A) of the Engagement Letter dated January 30, 2004 (the "Engagement Letter"), by the Company, and will use the confidential information only in connection with the services it provides to the Company under this Agreement; PROVIDED, HOWEVER, such confidential information shall not include any information already available to or in the possession of CDC prior to the date of its disclosure to CDC by the Company, any information in the Investor Materials or generally available to the public, or any information that becomes available to CDC on a nonconfidential basis from a third party that to the knowledge of CDC is not bound by a confidentiality obligation to the Company; and PROVIDED FURTHER, that such confidential information may be disclosed (i) to CDC's partners, employees, agents, advisors and representatives in connection with the services it provides to the Company under this Agreement, who shall be informed of the confidential nature of the information and that such information is subject to a confidentiality agreement; (ii) to any person with the written consent of the Company, including to any prospective investors; or (iii) if, upon the advice of counsel, CDC is compelled to disclose such information, provided that CDC uses its reasonable commercial efforts to advise the Company in advance of such proposed disclosure.

(c) SURVIVAL; GOVERNING LAW; ENTIRE AGREEMENT; INDEPENDENT CONTRACTOR. The representations, warranties and covenants of the Company set forth herein will remain in full force and effect regardless of any investigation made by or on behalf of CDC, any investor or any other entity or persons and will survive delivery of the Securities. The provisions of this Section 9, Miscellaneous, Section 2, Investor Materials, and Section 8, Covenants of the Company, shall survive any Closing of the Offering or termination of this Agreement, as applicable. This Agreement, together with the Engagement Letter dated January 30, 2004, and the Indemnification Letter attached thereto as Exhibit A, contains the entire agreement between the Company and CDC concerning the Offering and supersedes any prior understanding or agreement whether written or oral. Any amendment hereto or waiver of any right or obligation hereunder must be in writing signed by the party to be charged. This Agreement shall be governed by and construed in accordance with the internal laws of the state of New York without giving effect to that state's principles of conflicts of law. CDC will act under this Agreement as an independent contractor at "arm's-length" with duties solely to the Company. It is understood that CDC's responsibility to the Company is solely contractual in nature and that CDC does not owe the Company, or any other party, any financial advisory, fiduciary, agency or similar duties as a result of its engagement. The Company acknowledges and agrees that any statement made by CDC, or any of its representatives or agents, in connection with this Agreement or the transactions contemplated hereby is not advice or a recommendation, is merely incidental thereto, and has not been relied upon in any way by the Company, its officers, directors or other representatives. The Company further represents that the Company's decision to enter into this Agreement and the transactions contemplated hereby has been based solely on an independent evaluation by the Company and its representatives. Any information provided by CDC may not be disclosed or referred to publicly or to any third party except with CDC's express prior consent. The Company acknowledges that the business of CDC may give rise to situations when CDC or its affiliates may have a client whose interest may be regarded as conflicting with the Company's interests and nothing in this Agreement shall preclude CDC from performing services for such other clients. Without the Company's prior written consent, CDC has no right to describe its services to the Company in connection with the Offering or to reproduce the Company's name and logo in CDC's advertisements, marketing materials, and equity research reports, if any. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The Company agrees and consents to personal jurisdiction, service of process, and venue in the federal courts located in the Southern District of the State of New York and the state courts of the state of New York located in the county of New York, subject to rights of removal to federal court, for purposes of any action, suit or proceeding arising out of or relating to this Agreement. CDC and the Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders or other interest holders) each waives any right to trial by jury in any action, claim, suit or proceeding with respect to CDC's engagement hereunder or its role in connection therewith. The benefits of, and the obligations and liabilities assumed in, this Agreement shall inure to the benefit of, and be binding upon, any successors and assigns.

This Agreement is effective as of the date first set forth above. Please confirm that the foregoing correctly and completely sets forth our understanding by signing and returning to us the enclosed duplicate of this Agreement.

                                                    Sincerely,

                                                    TELKONET, INC.

                                                    By: /S/ RONALD W. PICKETT
                                                       -------------------------
                                                        Ronald W. Pickett
                                                        President


Accepted and agreed:

CDC SECURITIES

By: /S/ RICHARD BRAND
    ------------------------
Name: Richard Brand
Title: Managing Director

By: /S/ LOUIS PINTO
    ------------------------
Name: Louis Pinto
Title: Managing Director

By: /S/ BILL BRANAGH
    ------------------------
Name: Bill Branagh
Title: Managing Director




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                                  SCHEDULE 6(e)

1. On January 26, 2004, the Company issued 1,209,048 shares of its common stock to holders of its Senior Notes in exchange for forgiveness of approximately $2,500,000 aggregate outstanding principal amount on such Senior Notes.

2. As of January 31, 2004, the Company had outstanding options to purchase 10,106,000 shares of common stock. These options are comprised of the following:

         a.       Employee Stock Options:

                  o        6,649,000 at $1.00 per share
                  o        200,000 at $1.51 per share
                  o        465,000 at $2.35 per share
                  o        25,000 at $3.43 per share

         b.       Non-Employee Stock Options:

                  o        2,767,000 at $1.00 per share

3. As of January 31, 2004, the Company had outstanding warrants to purchase 5,336,080 shares of common stock. These warrants are exercisable at the following prices:

                  o        279,080 at $0.53 per share
                  o        80,000 at $0.66 per share
                  o        4,892,000 at $1.00 per share
                  o        50,000 at $ 2.54 per share
                  o        35,000 at $ 2.97 per share

4. As of February 16, 2004, certain stockholders of the Company possess piggyback registration rights with respect to the shares of common stock held by them. Piggyback registration rights are available with respect to the following shares of the Company's common stock:

                  o Series A Convertible Notes having an aggregate outstanding principal balance of $92,000, which is convertible into shares of common stock at $0.50 per share and attached warrants which are exercisable for shares of common stock at $1.00 per share

                  o Series B Convertible Notes having an outstanding principal balance of $320,000, which is convertible into shares of common stock at $0.55 and attached warrants which are exercisable for shares of common stock at $1.00 per share

                  o 1,209,048 shares of common stock issued in the Senior Note conversion discussed in paragraph 1 above

5. As of February 16, 2004, the Company has commenced negotiations with Aware Capital Consultants, Inc. for the issuance of up to 1,000,000 shares of the Company's common stock over three years beginning on the date a definitive agreement has been executed with Leviton Manufacturing Co., Inc.

6. As of February 16, 2004, the Company has committed to issue shares of common stock to the following persons in consideration of certain services provided to the Company:

         a. CEOCast, Inc.: 25,000 shares for investor relations services February 2004 through January 2005

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

         b. Investor Stock Daily, Inc.: 2,500 shares per month for public relations services

         c. Ronald W. Pickett: 36,000 shares pursuant to a January 30, 2003 employment agreement. Under his employment agreement, Mr. Pickett is entitled to receive 3,000 shares per month during the term of his employment.



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                                  SCHEDULE 6(h)

None






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                                SCHEDULE 7(b)(ix)

                       EXCLUSION TO THE LOCK-UP AGREEMENT

Listed below are individuals excluded from the transfer of shares restriction by Ronald W. Pickett in the Lock-Up Agreement. Total shares excluded from the Lock-Up is 160,000.

         o        John & Kristin Vasilj, JTWROS
         o        Marshall Pickett
         o        G. Parlett Pickett
         o        Kyle Moeller
         o        Maria Accattato
         o        S. Clayton Hamrick
         o        E.A. Laney Athletic Booster's Club
         o        Winter Park Baptist Church
         o        Turner and Marget Branch
         o        David Lefkowitz





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                                  SCHEDULE 8(a)

                                 USE OF PROCEEDS

The net proceeds of the Offering will be used by the Company to expand its sales and marketing efforts, support strategic partnership programs, build required infrastructure and fund working capital requirements.





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